Exhibit 99

Patterson Companies Reports Fiscal 2018 Third-Quarter Results

•	Reported net sales totaled $1.38 billion.

•	GAAP earnings from continuing operations increased to $1.18 per diluted share.

•	Adjusted earnings[1] from continuing operations declined to $0.43 per diluted share.

•	Company revises fiscal 2018 outlook and now expects adjusted earnings[1] from continuing operations to be in the range of $1.65 to $1.70 per diluted share.

•	Announces CFO transition.

St. Paul, Minn. — March 1, 2018 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of approximately $1.4 billion (see attached Sales Summary for further details) in its fiscal third quarter ended January 27, 2018, a decline of 1.6 percent compared to the same period last year. Adjusting for the effects of currency translation, sales declined 2.7 percent.

Reported net income from continuing operations for the third quarter of fiscal year 2018 was $109.0 million, or $1.18 per diluted share, compared to $27.8 million, or $0.29 per diluted share, in last year’s fiscal third quarter. The current period includes the recognition of a provisional net tax benefit of $77.3 million, reflecting the revaluation of tax-deferred assets and liabilities, net of a one-time transition tax on unremitted foreign earnings as a result of the Tax Cuts and Jobs Act (“2017 Tax Act”) enacted during the third quarter.

Adjusted net income1 from continuing operations, which excludes certain non-recurring items, deal amortization costs and the provisional net tax benefit related to the 2017 Tax Act, totaled $39.6 million for the third quarter of fiscal 2018, down 28.6 percent from $55.4 million in the same quarter last year, driven by decreased sales and gross margin compression. Adjusted earnings1 per diluted share from continuing operations totaled $0.43 in the third quarter, down 25.9 percent year-over-year.

“Our third-quarter results did not meet our expectations,” said Mark Walchirk, president and CEO of Patterson Companies. “Since joining Patterson 90 days ago, I have begun a thorough review of our business and the factors impacting performance. We are moving quickly to implement an initial set of actions to improve our results, focused on enhancing the customer experience and driving better execution across the business.”

Walchirk continued, “We have much more work to do to position Patterson to reach its full potential, but I am confident in the strength of our end markets, our deep customer relationships and the broad value proposition we offer. We are committed to continuing to take clear actions to improve our execution and set the foundation to drive improved performance and long-term value.”

Patterson Dental

Reported net sales in our Dental segment for the third quarter, which represented approximately 42 percent of total company sales, were $577.9 million, down 7.7 percent from the same quarter last year. Sales declined 8.1 percent on a constant currency basis compared to the fiscal 2017 third quarter. On that same basis, year-over-year sales by category were as follows:

•	Consumable dental supplies decreased 7.4 percent.

•	Equipment sales declined 10.6 percent.

•	Other services and products, primarily composed of technical service, parts and labor, software support services and office supplies decreased 3.4 percent.

“Our Dental segment results reflect the impact of a number of transitions taking place within our business, including changes in our sales force, disruptions resulting from our enterprise resource planning implementation and the expansion of our digital equipment portfolio,” continued Walchirk. “As we work to improve execution and performance, we are making meaningful progress increasing unit placements of our new technology offerings, reinforcing this strategic decision.”

Patterson Animal Health

Reported net sales in our Animal Health segment for the third quarter of fiscal 2018, which comprised approximately 58 percent of the company’s total sales, were $794.9 million, up 4.2 percent from last year’s third quarter. After normalizing for the impact of currency and changes in product selling relationships, segment sales increased 4.6 percent from the fiscal 2017 third quarter. On that same basis, year-over-year sales by category were as follows:

•	Global companion animal sales rose 0.4 percent.

•	Production animal sales increased 8.8 percent, reflecting particularly strong performance across swine and beef cattle species.

“In our Animal Health segment, our production animal business drove solid growth across species and channels and we continue to benefit from positive end-market fundamentals,” continued Walchirk. “The lower sales growth rate in our companion animal business was primarily related to a decrease in promotional activity compared to last year.”

Share Repurchases and Dividends

In the third quarter of fiscal 2018, Patterson repurchased approximately 0.4 million shares of its outstanding common stock, with a value of $13.5 million, leaving approximately 11.5 million shares for repurchase under the current authorization, which expires in March 2018. The company also paid $24.7 million in cash dividends to shareholders in the third quarter of fiscal 2018. For the first nine months of fiscal 2018, the company has returned a total of $162 million to shareholders in the form of share repurchases and dividends.

Year-to-Date Results1

Consolidated sales for the first nine months of fiscal 2018 totaled $4.1 billion, a 2.0 percent year-over-year decrease. Reported net income from continuing operations was $180.0 million, or $1.93 per diluted share, compared to $112.4 million, or $1.17 per diluted share in last year’s period. This comparison includes the recognition of a provisional net tax benefit of $77.3 million, reflecting the revaluation of tax-deferred assets and liabilities, net of a one-time transition tax on unremitted foreign earnings as a result of the 2017 Tax Act enacted during the third quarter.

Adjusted net income1 from continuing operations, which excludes certain non-recurring items, deal amortization costs and the provisional net tax benefit related to the 2017 Tax Act, totaled $128.6 million, or $1.38 per diluted share, compared to adjusted net income from continuing operations of $157.7 million, or $1.64 per diluted share, in the year-ago period.

FY2018 Guidance

Patterson today revised its fiscal 2018 earnings guidance from continuing operations, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings from continuing operations are now expected to be in the range of $2.13 to $2.18 per diluted share.

•	Non-GAAP adjusted earnings[1] from continuing operations for fiscal 2018 are now expected to be in the range of $1.65 to $1.70 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

•	Deal amortization expense of approximately $26.9 million ($0.29 per diluted share);

•	Integration and business restructuring expenses of approximately $5.7 million ($0.06 per diluted share);

•	Provisional net tax benefit related to the 2017 Tax Act of approximately $77.3 million ($0.83 per diluted share).

Our guidance is for current continuing operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. Our guidance assumes North American and international market conditions similar to those experienced in the first nine months of fiscal 2018.

Patterson Announces CFO Transition

Patterson also announced that Ann Gugino, executive vice president and chief financial officer, will transition from her role as CFO, effective March 1, 2018. Patterson has appointed Dennis Goedken, current corporate controller, to serve as interim CFO in addition to his current role, while the company conducts a search for a permanent replacement. Ms. Gugino’s departure is not related to the company’s financial condition, financial disclosure or strategic direction, and Ms. Gugino has agreed to serve as a special advisor to the company until July 31, 2018.

Said Walchirk, “We are grateful to Ann for her many contributions to Patterson over the past 18 years with the company, and I thank her for her support during my transition. On behalf of the entire Patterson team, we wish her all the best. We are also fortunate to have someone with Dennis’ experience to serve as interim CFO while we conduct a search for a finance executive to help execute our strategic priorities.”

Mr. Goedken has spent more than 12 years with Patterson having served as the corporate controller since 2012, and as Patterson’s assistant controller from 1991-1998. During his tenure, Mr. Goedken was integrally involved in internal audit, taking the company public and various divestitures and acquisitions. Mr. Goedken curently leads the accounting team and oversees preparation of all SEC filings. Previously, Mr. Goedken has held senior finance leadership positions with Ceridian HCM, Inc. and Lifetouch Inc.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely earnings from continuing operations, net income from continuing operations and earnings per diluted share from continuing operations, for the impact of transaction related costs, deal amortization expenses, intangible asset impairment, integration and business restructuring expenses, along with the related tax effects of these items, the impact of the 2017 Tax Act and other discrete tax matters.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s third-quarter and full-year performance, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

In addition, the term constant currency used in this release represents net sales adjusted to exclude foreign currency impacts. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.

Third-Quarter Conference Call and Replay

Patterson’s third-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on Patterson’s website. A replay of the fiscal 2018 third-quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 6584419 when prompted.

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental and animal health markets.

Dental Market

Patterson’s Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Animal Health Market

Patterson’s Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.

This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson’s ability to control. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such risks and uncertainties include, without limitation, operations disruptions attributable to our enterprise resource planning system implementation; our ability to attract or retain qualified sales representatives and service technicians who relate directly with our customers; the reduction, modification, cancellation or delay of purchases of innovative, high-margin equipment; material changes in our purchasing relationships with suppliers; changes in general market and economic conditions; and the other risks and important factors contained and identified in Patterson’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

For additional information contact:

John M. Wright

Vice President, Investor Relations

651-686-1364

Source: Patterson Companies, Inc.

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Net sales	$1,375,222	$1,397,418	$4,065,074	$4,148,095
Gross profit	294,736	329,761	909,527	965,899
Operating expenses	244,690	283,207	730,889	774,126

Operating income from continuing operations	50,046	46,554	178,638	191,773
Other income (expense):
Other income, net	2,096	994	4,768	4,980
Interest expense	(11,783)	(11,400)	(34,454)	(31,659)

Income from continuing operations before taxes	40,359	36,148	148,952	165,094
Income tax expense (benefit)	(68,596)	8,379	(31,094)	52,663

Net income from continuing operations	108,955	27,769	180,046	112,431
Net loss from discontinued operations	—	(3,229)	—	(3,229)

Net income	$108,955	$24,540	$180,046	$109,202

Basic earnings (loss) per share:
Continuing operations	$1.18	$0.29	$1.94	$1.18
Discontinued operations	—	(0.03)	—	(0.03)

Net basic earnings per share	$1.18	$0.26	$1.94	$1.15

Diluted earnings (loss) per share:
Continuing operations	$1.18	$0.29	$1.93	$1.17
Discontinued operations	—	(0.03)	—	(0.03)

Net diluted earnings per share	$1.18	$0.26	$1.93	$1.14

Weighted average shares:
Basic	91,949	94,737	92,674	95,252
Diluted	92,609	95,359	93,323	95,915
Dividends declared per common share	$0.26	$0.24	$0.78	$0.72

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 27, 2018	April 29, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$118,005	$94,959
Receivables	863,455	884,803
Inventory	882,018	711,903
Prepaid expenses and other current assets	116,310	111,928

Total current assets	1,979,788	1,803,593
Property and equipment, net	287,439	298,452
Goodwill and other intangible assets	1,216,374	1,238,983
Long-term receivables, net and other	190,757	166,885

Total assets	$3,674,358	$3,507,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$654,792	$616,859
Other accrued liabilities	191,540	213,318
Current maturities of long-term debt	74,754	14,754
Borrowings on revolving credit	179,000	59,000

Total current liabilities	1,100,086	903,931
Long-term debt	931,419	998,272
Other non-current liabilities	179,863	211,277

Total liabilities	2,211,368	2,113,480
Stockholders’ equity	1,462,990	1,394,433

Total liabilities and stockholders’ equity	$3,674,358	$3,507,913

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	January 27, 2018	January 28, 2017
Operating activities:
Net income	$180,046	$109,202
Net loss from discontinued operations	—	(3,229)

Net income from continuing operations	180,046	112,431
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	62,787	63,056
Intangible asset impairment	—	36,312
Non-cash employee compensation	22,999	17,254
Change in assets and liabilities, net of acquired	(225,819)	(238,464)

Net cash provided by (used in) operating activities- continuing operations	40,013	(9,411)
Net cash used in operating activities- discontinued operations	—	(3,229)

Net cash provided by (used in) operating activities	40,013	(12,640)
Investing activities:
Additions to property and equipment	(28,239)	(37,457)
Collection of deferred purchase price receivables	37,068	38,964
Other investing activities	10,600	(3,095)

Net cash provided by (used in) investing activities- continuing operations	19,429	(1,588)
Net cash provided by investing activities- discontinued operations	—	—

Net cash provided by (used in) investing activities	19,429	(1,588)
Financing activities:
Dividends paid	(74,641)	(70,947)
Repurchases of common stock	(87,500)	(84,651)
Debt amendment costs	—	(1,266)
Retirement of long-term debt	(7,377)	(22,550)
Draw on revolver	120,000	178,000
Other financing activities	7,546	5,495

Net cash provided by (used in) financing activities	(41,972)	4,081
Effect of exchange rate changes on cash	5,576	(5,567)

Net change in cash and cash equivalents	$23,046	$(15,714)

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 27, 2018	January 28, 2017	Total Sales Growth	Foreign Exchange Impact	Internal Growth
Three Months Ended
Consolidated net sales
Consumable	$1,074,189	$1,064,098	0.9%	1.3%	(0.4)%
Equipment and software	222,574	249,047	(10.6)	0.4	(11.0)
Other	78,459	84,273	(6.9)	0.6	(7.5)

Total	$1,375,222	$1,397,418	(1.6)%	1.1%	(2.7)%

Dental
Consumable	$302,296	$325,181	(7.0)%	0.4%	(7.4)%
Equipment and software	207,000	230,431	(10.2)	0.4	(10.6)
Other	68,581	70,731	(3.0)	0.4	(3.4)

Total	$577,877	$626,343	(7.7)%	0.4%	(8.1)%

Animal Health
Consumable	$771,893	$738,917	4.5%	1.6%	2.9%
Equipment and software	15,574	18,616	(16.3)	0.1	(16.4)
Other	7,400	5,044	46.7	5.9	40.8

Total	$794,867	$762,577	4.2%	1.6%	2.6%

Corporate
Other	$2,478	$8,498	(70.8)%	—%	(70.8)%

Total	$2,478	$8,498	(70.8)%	—%	(70.8)%

Nine Months Ended
Consolidated net sales
Consumable	$3,270,385	$3,252,551	0.5%	0.2%	0.3%
Equipment and software	540,860	627,187	(13.8)	0.2	(14.0)
Other	253,829	268,357	(5.4)	0.1	(5.5)

Total	$4,065,074	$4,148,095	(2.0)%	0.2%	(2.2)%

Dental
Consumable	$933,691	$982,366	(5.0)%	0.2%	(5.2)%
Equipment and software	504,376	586,375	(14.0)	0.2	(14.2)
Other	212,247	214,170	(0.9)	0.2	(1.1)

Total	$1,650,314	$1,782,911	(7.4)%	0.2%	(7.6)%

Animal Health
Consumable	$2,336,694	$2,270,185	2.9%	0.2%	2.7%
Equipment and software	36,484	40,812	(10.6)	—	(10.6)
Other	21,408	21,357	0.2	—	0.2

Total	$2,394,586	$2,332,354	2.7%	0.2%	2.5%

Corporate
Other	$20,174	$32,830	(38.6)%	—%	(38.6)%

Total	$20,174	$32,830	(38.6)%	—%	(38.6)%

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Operating income (loss)
Dental	$58,439	$40,018	$183,165	$177,356
Animal Health	18,037	23,777	57,930	60,460
Corporate	(26,430)	(17,241)	(62,457)	(46,043)

Total	$50,046	$46,554	$178,638	$191,773

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended January 27, 2018	GAAP	Transaction- related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Discrete tax matters	Non-GAAP
Operating income from continuing operations	$50,046	$—	$9,692	$—	$—	$—	$59,738
Other expense, net	(9,687)	—	—	—	—	—	(9,687)

Income from continuing operations before taxes	40,359	—	9,692	—	—	—	50,051
Income tax expense (benefit)	(68,596)	—	2,209	—	(370)	77,256	10,499

Net income from continuing operations	$108,955	$—	$7,483	$—	$370	$(77,256)	$39,552

Diluted earnings per share from continuing operations*	$1.18	$—	$0.08	$—	$—	$(0.83)	$0.43

Operating income from continuing operations as a % of sales	3.6%						4.3%
Effective tax rate	-170.0%						21.0%

For the three months ended January 28, 2017	GAAP	Transaction- related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Discrete tax matters	Non-GAAP
Operating income from continuing operations	$46,554	$236	$9,951	$36,312	$625	$—	$93,678
Other expense, net	(10,406)	—	—	—	—	—	(10,406)

Income from continuing operations before taxes	36,148	236	9,951	36,312	625	—	83,272
Income tax expense (benefit)	8,379	89	3,480	13,263	236	2,406	27,853

Net income from continuing operations	$27,769	$147	$6,471	$23,049	$389	$(2,406)	$55,419

Diluted earnings per share from continuing operations*	$0.29	$—	$0.07	$0.24	$—	$(0.03)	$0.58

Operating income from continuing operations as a % of sales	3.3%						6.7%
Effective tax rate	23.2%						33.4%

For the nine months ended January 27, 2018	GAAP	Transaction- related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Discrete tax matters	Non-GAAP
Operating income from continuing operations	$178,638	$—	$28,982	$—	$8,594	$—	$216,214
Other expense, net	(29,686)	—	—	—	—	—	(29,686)

Income from continuing operations before taxes	148,952	—	28,982	—	8,594	—	186,528
Income tax expense (benefit)	(31,094)	—	8,900	—	2,879	77,256	57,941

Net income from continuing operations	$180,046	$—	$20,082	$—	$5,715	$(77,256)	$128,587

Diluted earnings per share from continuing operations*	$1.93	$—	$0.22	$—	$0.06	$(0.83)	$1.38

Operating income from continuing operations as a % of sales	4.4%						5.3%
Effective tax rate	-20.9%						31.1%

For the nine months ended January 28, 2017	GAAP	Transaction- related costs	Deal amortization	Intangible asset impairment	Integration and business restructuring expenses	Discrete tax matters	Non-GAAP
Operating income from continuing operations	$191,773	$1,479	$30,212	$36,312	$6,304	$—	$266,080
Other expense, net	(26,679)	—	—	—	—	—	(26,679)

Income from continuing operations before taxes	165,094	1,479	30,212	36,312	6,304	—	239,401
Income tax expense (benefit)	52,663	558	10,394	13,263	2,383	2,406	81,667

Net income from continuing operations	$112,431	$921	$19,818	$23,049	$3,921	$(2,406)	$157,734

Diluted earnings per share from continuing operations*	$1.17	$0.01	$0.21	$0.24	$0.04	$(0.03)	$1.64

Operating income from continuing operations as a % of sales	4.6%						6.4%
Effective tax rate	31.9%						34.1%

*	May not sum due to rounding

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